Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Experts” in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of The Mills Corporation for the registration of 400,000 shares of its Series D Cumulative Redeemable Preferred Stock and to the incorporation by reference therein of our report dated February 19, 2003, except for the first and second paragraphs of Note 18, as to which the date is March 27, 2003, and for Note 20, as to which the date is June 9, 2003, with respect to the consolidated financial statements and schedule of The Mills Corporation included in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 9, 2003.

We consent to the reference to our firm under the captions “Experts” in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of The Mills Corporation for the registration of 400,000 shares of its Series D Cumulative Redeemable Preferred Stock and to the incorporation by reference therein of our report dated December 13, 2002, with respect to the Statement of Certain Revenues and Certain Operating Expenses of Riverside Square, included in its Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on January 30, 2003.

We consent to the reference to our firm under the captions “Experts” in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of The Mills Corporation for the registration of 400,000 shares of its Series D Cumulative Redeemable Preferred Stock and to the incorporation by reference therein of our reports dated January 28, 2003 and June 20, 2003, with respect to the Combined Statements of Certain Revenues and Certain Operating Expenses of the Cadillac Fairview Properties, included in its Current Reports on Form 8-K/A, filed with the Securities and Exchange Commission on March 28, 2003 and August 11, 2003, respectively.

We consent to the reference to our firm under the captions “Experts” in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of The Mills Corporation for the registration of 400,000 shares of its Series D Cumulative Redeemable Preferred Stock and to the incorporation by reference therein of our report dated May 30, 2003, with respect to the Statement of Certain Revenues and Certain Operating Expenses of the Del Amo Properties, included in its Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on August 12, 2003.

We consent to the reference to our firm under the captions “Experts” in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of The Mills Corporation for the registration of 400,000 shares of its Series D Cumulative Redeemable Preferred Stock and to the incorporation by reference therein of our report dated September 22, 2003, with respect to the Statement of Certain Revenues and Certain Operating Expenses of the Great Mall of the Bay Area, included in its Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on September 29, 2003.

/s/ Ernst & Young LLP

McLean, Virginia

September 24, 2003